Exhibit 99.1

News Release

For more information, please contact:

Teresa Paulsen                         MEDIA

Vice President,

Communication & External Relations

tel: 402-240-5210

Chris Klinefelter                 ANALYSTS

Vice President, Investor Relations

tel: 402-240-4154

www.conagrafoods.com

FOR IMMEDIATE RELEASE

CONAGRA FOODS RAISES FISCAL 2013 EPS EXPECTATIONS;

UPDATES INVESTORS AT CONSUMER CONFERENCE

OMAHA, Neb., Feb. 19, 2013 – Today ConAgra Foods (NYSE: CAG) presents to the Consumer Analyst Group of New York at that group’s annual conference in Boca Raton, Florida. Representatives will discuss progress with the company’s strategic roadmap, known as its Recipe for Growth, which focuses on growth opportunities in core/adjacencies, international markets, and private label. The company’s most significant development in implementing its Recipe for Growth is the recent acquisition of Ralcorp, completed on Jan. 29, 2013.

Gary Rodkin, CEO of ConAgra Foods, commented “This is a great time to be a part of ConAgra Foods. The profitability of our core business is showing strong progress, and we have recently completed the largest acquisition in our history with the purchase of Ralcorp. The transaction is financially and strategically compelling and creates a company with $18 billion in net sales and the leading position in North America in private brands. We have already begun the integration process, and look forward to reporting on our progress over the next few months.”

Given the debt utilized to purchase Ralcorp, ConAgra Foods will focus on aggressive debt reduction through the end of fiscal 2015. The company plans to maintain its strong $1.00/share dividend (annualized) throughout that period, and will evaluate dividend increases once its near-term debt reduction goals have been met.

The company also offered preliminary estimates of the EPS contribution from the recent Ralcorp transaction.

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CONAGRA FOODS

•	The company currently expects Ralcorp to add approximately $0.05 to fiscal 2013 diluted EPS, adjusted for items impacting comparability.

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The company’s full-year outlook for fiscal 2013 diluted EPS has been raised to a target of approximately $2.15, adjusted for items impacting comparability; this includes the contribution from Ralcorp, as well as higher-than-planned contribution from the Consumer Foods and Commercial Foods operating segments, and tax favorability.

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The company currently expects Ralcorp to add approximately $0.25 to fiscal 2014 diluted EPS, adjusted for items impacting comparability. The company will offer full fiscal 2014 EPS expectations, and its views on the benefits of the transaction to long-term financial goals, when it conducts its fiscal 2013 fourth-quarter earnings release this summer.

ConAgra Foods, Inc., (NYSE: CAG) is one of North America’s largest packaged food companies. Its balanced portfolio includes consumer brands found in 97 percent of America’s households, the largest private brand packaged food business in North America, and a strong commercial and foodservice business. Consumers can find recognized brands such as Banquet®, Chef Boyardee®, Egg Beaters®, Healthy Choice®, Hebrew National®, Hunt’s®, Marie Callender’s®, Orville Redenbacher’s®, PAM®, Peter Pan®, Reddi-wip®, Slim Jim®, Snack Pack® and many other ConAgra Foods brands, along with food sold by ConAgra Foods under private brand labels, in grocery, convenience, mass merchandise, club stores and drugstores. ConAgra Foods also has a strong commercial foods presence, supplying frozen potato and sweet potato products as well as other vegetable, spice, bakery and grain products to a variety of well-known restaurants, foodservice operators and commercial customers. ConAgra Foods operates ReadySetEat.com, an interactive recipe website that provides consumers with Easy Dinner Recipes and more. For more information, please visit us at www.conagrafoods.com.

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CONAGRA FOODS

Note on Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on ConAgra Foods’ current expectations and are subject to uncertainty and changes in circumstances. These risks and uncertainties include: ConAgra Foods’ ability to realize the synergies and benefits contemplated by the acquisition of Ralcorp; ConAgra Foods’ ability to promptly and effectively integrate the business of Ralcorp; the availability and prices of raw materials, including any negative effects caused by inflation and adverse weather conditions; the effectiveness of its product pricing, including any pricing actions and promotional changes; future economic circumstances; industry conditions; ConAgra Foods’ ability to execute its operating and restructuring plans; the success of ConAgra Foods’ innovation, marketing, including increased marketing investments, and cost-saving initiatives; the competitive environment and related market conditions; operating efficiencies; the ultimate impact of ConAgra Foods’ product recalls; access to capital; ConAgra Foods’ success in effectively and efficiently integrating its acquisitions; actions of governments and regulatory factors affecting ConAgra Foods’ businesses, including the Patient Protection and Affordable Care Act; the amount and timing of repurchases of ConAgra Foods’ common stock, if any; and other risks and uncertainties discussed in ConAgra Foods’ filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. ConAgra Foods disclaims any obligation to update or revise statements contained in this press release to reflect future events or circumstances or otherwise.

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